Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Explanatory Note

On October 18, 2005, the Company completed the sale of its corporate headquarters and research facility located in Waltham, Massachusetts (the “Facility”) to Intercontinental Real Estate Investment Fund III, LLC (“Purchaser”), an affiliate of Intercontinental Real Estate Corporation, for gross proceeds of $51.25 million less expenses of approximately $0.8 million.  The Company used a portion of the proceeds from the sale to retire the outstanding mortgage on the Facility of approximately $31.6 million.

In connection with the closing of the sale of the Facility, the Company simultaneously executed a lease (the “Lease”) for approximately 65,464 square feet of office and laboratory space in the Facility for an initial term of five years at an initial annual base rent of approximately $2.1 million, subject to an increase in years three through five of the initial term.  Under the Lease, the Company has options to extend the Lease for up to three additional five-year terms. The Company will account for the leaseback as an operating lease.

The following unaudited pro forma condensed consolidated balance sheet gives effect on a pro forma basis to the sale and partial leaseback transactions as if they had occurred on June 30, 2005, principally by subtracting from the Company’s historical property and equipment balance the net book value of the land and building sold to Purchaser, recognizing the deferred gain on the sale, recording a deferred gain on the sale and partial leaseback (to be recognized straight-line over the expected Lease term), and reflecting both the cash proceeds, net of a security deposit in the form of a letter of credit, broker commissions and closing costs, and the retirement of the outstanding mortgage on the Facility of approximately $31.6 million.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 gives effect on a pro forma basis to the sale and partial leaseback transactions as if they occurred on January 1, 2004, principally by eliminating from the historical financial statements both the cost of depreciating the assets sold to Purchaser and interest expense on the Company’s mortgage, and adding both the cost of the Lease expense, adjusted for the amortization of the deferred gain on the sale and partial leaseback, as well as the recognized gain on the sale.

The following unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 gives effect on a pro forma basis to the sale and partial leaseback transactions as if they occurred on January 1, 2004, principally by eliminating from the historical financial statements both the cost of depreciating the assets sold to Purchaser and interest expense on the Company’s mortgage, and adding the cost of the Lease expense, adjusted for the amortization of the deferred gain on the sale.  The Company has not recorded a pro forma adjustment to reduce the impairment charge recognized in May 2005 related to the Facility, which would have resulted in a pro forma loss on the sale.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of future results or the results the Company would have achieved had the sale and partial leaseback transactions occurred at the dates presented. It should be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto included in the Company’s Annual Report on Form 10-K for year ended December 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

PRAECIS PHARMACEUTICALS INCORPORATED

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2005

(In thousands, except share data)

(Unaudited)

	Historical	Pro Forma Adjustments (A)	Pro Forma

Assets
Current assets:
Cash and cash equivalents	$46,841	$17,946	$64,787
Marketable securities	9,498	—	9,498
Accounts receivable	680	—	680
Inventory	162	—	162
Prepaid expenses and other current assets	1,251	740	1,991

Total current assets	58,432	18,686	77,118

Property and equipment, net	43,670	(39,910)	3,760
Inventory	1,374	—	1,374
Other assets	150	(150)	—

Total assets	$103,626	(21,374)	$82,252

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,002	$—	$1,002
Accrued expenses	3,743	—	3,743
Accrued restructuring	4,643	—	4,643
Deferred revenue	167	—	167
Current portion of long-term debt	614	(614)	—

Total current liabilities	10,169	(614)	9,555

Long-term accrued restructuring	3,174	—	3,174
Long-term deferred gain on sale and partial leaseback	—	9,089	9,089
Long-term deferred revenue	1,639	—	1,639
Long-term debt	31,061	(31,061)	—

Commitments and contingencies

Stockholders’ equity:
Common Stock, $0.01 par value; 200,000,000 shares authorized; 52,378,398 shares in 2004 and 52,470,951 shares in 2005 issued and outstanding	525	—	525
Additional paid-in capital	355,815	—	355,815
Accumulated other comprehensive loss	(139)	—	(139)
Accumulated deficit	(298,618)	1,212	(297,406)

Total stockholders’ equity	57,583	1,212	58,795

Total liabilities and stockholders’ equity	$103,626	(21,374)	$82,252

The accompanying notes are an integral part of this unaudited pro forma financial information.

PRAECIS PHARMACEUTICALS INCORPORATED

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2004

(In thousands, except share data)

(Unaudited)

	Historical	Pro Forma Adjustments (B)	Pro Forma

Revenues:
Product sales	$2,817	$—	$2,817
Licensing and other revenues	171	—	171
Total revenues	2,988	—	2,988

Costs and expenses:
Cost of goods sold	1,703	—	1,703
Research and development	31,455	(1,188)	30,267
Sales and marketing	18,880	—	18,880
General and administrative	8,653	(297)	8,356
Total costs and expenses	60,691	(1,485)	59,206

Operating loss	(57,703)	1,485	(56,218)

Interest income	1,771	—	1,771
Interest expense	(1,666)	1,516	(150)
Gain on sale	—	1,412	1,412

Net loss	$(57,598)	$4,413	$(53,185)

Basic and diluted net loss per common share	$(1.10)		$(1.02)

Weighted average number of basic and diluted common shares outstanding	52,309		52,309

The accompanying notes are an integral part of this unaudited pro forma financial information.

PRAECIS PHARMACEUTICALS INCORPORATED

Pro Forma Condensed Consolidated Statement of Operations

For the six months ended June 30, 2005

(In thousands, except share data)

(Unaudited)

	Historical	Pro Forma Adjustments (C)	Pro Forma

Revenues:
Product sales	$1,154	$—	$1,154
Licensing and other revenues	119	—	119
Total revenues	1,273	—	1,273

Costs and expenses:
Cost of goods sold	3,792	—	3,792
Research and development	13,559	(937)	12,622
Sales and marketing	5,785	—	5,785
General and administrative	3,967	(234)	3,733
Restructuring and asset impairment	28,680	—	28,680
Total costs and expenses	55,783	(1,171)	54,612

Operating loss	(54,510)	1,171	(53,339)
		—	—
Interest (expense) income, net	(205)	972	767

Net loss	$(54,715)	$2,144	$(52,571)

Basic and diluted net loss per common share	$(1.04)		$(1.01)

Weighted average number of basic and diluted common shares outstanding	52,424		52,309

The accompanying notes are an integral part of this unaudited pro forma financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.             Pro Forma Adjustments

The following adjustments have been made in preparation of the unaudited pro forma condensed consolidated financial information:

A)            These amounts reflect adjustments to the Company’s historical balances to reflect the sale of its Facility, the simultaneous leasing of a portion of the Facility, and the retirement of the outstanding mortgage, assuming the transactions were completed on June 30, 2005. The difference between the purchase price, net of broker commissions and closing costs, and the net book value of the Facility represents the total gain on the sale of the Facility of approximately $10.5 million.  The difference between the total gain on the sale of the Facility and the net present value of the Lease payments is approximately $1.4 million which is recognized currently, while the remaining approximately $9.1 million is included in “Deferred gain on sale and partial leaseback – long-term portion” and will be amortized over the initial term of the Lease.  The net proceeds to the Company from the sale reflect withholdings for a security deposit and payments of broker commissions and estimated closing costs.

B)            These amounts reflect adjustments to the Company’s historical results to reflect the sale of its Facility, the simultaneous partial leaseback of a portion of the Facility, and the retirement of the outstanding mortgage, assuming the transactions were completed on January 1, 2004. The adjustments reflect the Lease expense, net of the amortization of the deferred gain on the sale and partial leaseback, offset by the elimination of depreciation expense and interest expense as well as the recorded gain on the sale, as follows (in thousands):

	Gross lease expense	Amortization of deferred gain	Depreciation expense	Gain on sale	Interest expense	Total adjustment

For the year ended December 31, 2004
Research and development	$1,781	$(1,454)	$(1,515)	$—	$—	$(1,188)
General and administrative	446	(364)	(379)	—	—	(297)
Gain on sale leaseback of building	—	—	—	(1,412)	—	(1,412)
Interest expense	—	—	—	—	(1,516)	(1,516)

Total	$2,227	$(1,818)	$(1,894)	$(1,412)	$(1,516)	$(4,413)

C)            These amounts reflect adjustments to the Company’s historical results to reflect the sale of its Facility, the simultaneous partial leaseback of a portion of the Facility, and the retirement of the outstanding mortgage, assuming the transactions were completed on January 1, 2004. The adjustments reflect the Lease expense, net of the amortization of the deferred gain on the sale and partial leaseback, offset by the elimination of depreciation expense and interest expense as well as the recorded gain on the sale, as follows (in thousands):

	Gross lease expense	Amortization of deferred gain	Depreciation expense	Interest expense	Total adjustment

For the six months ended June 30, 2005
Research and development	$445	$(727)	$(655)	$—	$(937)
General and administrative	111	(182)	(164)	—	(235)
Interest expense	—	—	—	(972)	(972)

Total	$556	$(909)	$(819)	$(972)	$(2,144)